Exhibit 99.1

For Further Information, Contact:

Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 700	Phone: (303) 804-0494
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
Paul Holt, CFO, pholt@qsii.com

FOR IMMEDIATE RELEASE

JULY 25, 2013

QUALITY SYSTEMS, INC. REPORTS FISCAL 2014 FIRST QUARTER RESULTS

Lead Generation Increases 172 Percent Year-over-Year;

Pipeline Jumps Six Percent to $150.1 Million Quarter-over-Quarter

IRVINE, Calif. … July 25, 2013 … Quality Systems, Inc. (NASDAQ:QSII) announced today results for its fiscal 2014 first quarter ended June 30, 2013.

The Company reported revenues of $109.5 million for the first quarter ended June 30, 2013, a decrease of seven percent when compared with $118.3 million for the 2013 first quarter. Net income for the fiscal 2014 first quarter was $12.9 million, a decrease of 16 percent versus net income of $15.5 million for the first quarter of fiscal 2013. Fully diluted earnings per share for the fiscal 2014 first quarter was $0.22, a decline of 15 percent from $0.26 reported in the first quarter of the last fiscal year.

During the quarter, the Company saw considerable advancement in lead generation, which grew 172 percent year-over-year. Additionally, Quality Systems is seeing significant growth in its sales pipeline for the first time in several quarters, which jumped to $150.1 million, a six percent improvement versus the prior quarter. These two key metrics, along with a reduction in total operating expenses, are signs that the restructuring efforts the Company implemented in late fiscal 2013 — which included consolidation of its sales and marketing efforts, cross selling of services and solutions as well as the centralization of shared services — are beginning to show positive momentum. Revenue from the Company’s Revenue Cycle Management (RCM) and Electronic Data Interface (EDI) services grew 11 percent and 21 percent, respectively, in the fiscal 2014 first quarter compared with the same period last year, as clients continue to recognize the benefits of such services amid changing healthcare models and healthcare reform.

“Our management team is greatly encouraged that our restructuring plan is beginning to bear fruit. The bottom line is that our leads are up, our pipeline is up and our operating expenses are down,” explained Steven T. Plochocki, Quality Systems’ President and Chief Executive Officer.

“As the healthcare information technology sector continues to rapidly evolve and new models arise, we play a key role in helping our clients adapt. Quality Systems is now the only company to have

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Quality Systems, Inc.

Fiscal 2014 First Quarter Results

achieved Stage 2 Meaningful Use (MU) certification for physicians, dentists and hospitals. In fact, the Company ranks among the top four for MU attestations for physicians, and is one of only four organizations in the top 12 for attestations for both the inpatient and ambulatory markets. Moreover, according to CMS, in the first quarter of this calendar year, NextGen Healthcare ranked number one in terms of improvement for new physicians reaching attestation, and also ranked number one in client retention rate, at 87 percent. We are leading the way in the marketplace by assisting our clients in reaching important industry milestones necessary to their success. Our efforts in this area continue to be a priority for our entire organization,” Plochocki concluded.

Quality Systems also announced that its Board of Directors declared a quarterly cash dividend of Seventeen and One-Half Cents ($0.175) per share on the Company’s outstanding shares of Common Stock, payable to shareholders of record as of September 13, 2013 with an anticipated distribution date of October 4, 2013. The $0.175 per share cash dividend is pursuant to the Company’s current policy to pay a regular quarterly dividend on the Company’s outstanding shares of Common Stock, subject to further Board review and approval, and establishment of record and distribution dates by the Board prior to the declaration and payment of each such quarterly dividend.

Quality Systems will host a conference call to discuss its fiscal 2014 first quarter results on Thursday, July 25, 2013 at 10:00 AM ET (7:00 AM PT). All participants should dial 1-866-900-9499 at least ten minutes prior to the start of the call and reference conference ID # 21310368. International callers should dial 1-937-502-2136. To hear a live Web simulcast or to listen to the archived webcast following completion of the call, please visit the company website at www.qsii.com, click on the “Investors” tab, then select “Conference Calls,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-585-8367 or 404-537-3406 and enter conference ID # 21310368. The replay will be available from approximately 1:00 PM ET on Thursday, July 25, 2013, through 11:59 PM ET on Thursday, August 1, 2013.

A transcript of the conference call will be made available on the Company’s website at www.qsii.com.

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

Quality Systems, Inc.

Fiscal 2014 First Quarter Results

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2013, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; and general economic conditions. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for, U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than Quality Systems, which limits comparability between companies.

The Company believes that its presentation of non-GAAP measures, such as Days Sales Outstanding (“DSO”), provide useful supplemental information to investors and management regarding the Company’s financial condition and results. The Company calculates DSO as follows: net revenue for the quarter is annualized (multiplied by four) and then divided by 365 days to yield an average daily sales amount. The balance of accounts receivable, net of any reserves for bad debts, is then divided by that average daily sales amount resulting in the DSO.

FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,
	2013	2012

Revenues:
Software and hardware	$15,972	$25,844
Implementation and training services	6,575	12,046

System sales	22,547	37,890

Maintenance	38,608	38,568
Electronic data interchange services	16,692	13,823
Revenue cycle management and related services	16,015	14,401
Other services	15,667	13,614

Maintenance, EDI, RCM and other services	86,982	80,406

Total revenues	109,529	118,296

Cost of revenue:
Software and hardware	4,934	5,771
Implementation and training services	7,134	9,145

Total cost of system sales	12,068	14,916

Maintenance	5,302	4,811
Electronic data interchange services	10,796	9,248
Revenue cycle management and related services	11,401	10,870
Other services	8,505	8,550

Total cost of maintenance, EDI, RCM and other services	36,004	33,479

Total cost of revenue	48,072	48,395

Gross profit	61,457	69,901

Operating expenses:
Selling, general and administrative	35,096	36,681
Research and development costs	5,614	8,576
Amortization of acquired intangible assets	1,194	1,137

Total operating expenses	41,904	46,394

Income from operations	19,553	23,507

Interest income, net	31	35
Other expense, net	(254)	(213)

Income before provision for income taxes	19,330	23,329
Provision for income taxes	6,385	7,832

Net income	$12,945	$15,497

Net income per share:
Basic	$0.22	$0.26
Diluted	$0.22	$0.26

Weighted average shares outstanding:
Basic	59,559	59,281
Diluted	59,572	59,388

Dividends declared per common share	$0.175	$0.175

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30 2013	March 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$118,212	$105,999
Restricted cash	3,647	5,488
Marketable securities	11,814	12,012
Accounts receivable, net	138,949	148,257
Inventories	983	710
Deferred income tax assets, net	12,140	12,140
Other current assets	10,561	12,720

Total current assets	296,306	297,326

Equipment and improvements, net	21,825	21,887
Capitalized software costs, net	44,402	39,781
Intangibles, net	25,684	27,550
Goodwill	45,761	45,761
Other assets	10,843	10,750

Total assets	$444,821	$443,055

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,440	$11,501
Deferred revenue	62,725	65,207
Accrued compensation and related benefits	12,073	11,915
Income taxes payable	5,550	1,480
Dividends payable	10,426	10,418
Other current liabilities	26,477	26,508

Total current liabilities	124,691	127,029

Deferred revenue, net of current	1,285	1,219
Deferred compensation	3,950	3,809
Other noncurrent liabilities	4,791	3,949

Total liabilities	134,717	136,006

Commitments and contingencies

Shareholders’ equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 59,588 and 59,543 shares at June 30, 2013 and March 31, 2013, respectively	596	595
Additional paid-in capital	180,450	179,743
Accumulated other comprehensive loss	(184)	(11)
Retained earnings	129,242	126,722

Total shareholders’ equity	310,104	307,049

Total liabilities and shareholders’ equity	$444,821	$443,055

	—	—

QUALITY SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES

DAYS SALES OUTSTANDING CALCULATION
(IN THOUSANDS, EXCEPT NUMBER OF DAYS)
		June 30, 2013

Quarterly Revenue		$109,529
Times four (4)	x	4

Equals Annualized Revenue		438,116
Divided by 365 days	÷	365

Equals Average Daily Revenue	=	$1,200

Net Accounts Receivable		$138,949
Divided by Average Daily Revenue	÷	1,200

Equals Days Sales Outstanding	=	116

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